                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in  Registration  Statements  No.
333-70037, No. 333-60314, No. 333-83920, No. 333-93943 and No. 333-88350 on Form
S-3 and No. 333-95285,  No.  333-81604,  No. 333-62158 and No. 333-88346 on Form
S-8 of NYFIX, Inc. of our reports on NYFIX Millennium, L.L.C. dated February 22,
2002 and February 23,  2001,  appearing in this Annual  Report on Form 10-K/A of
NYFIX, Inc. for the year ended December 31, 2002.

                                                /S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
May 28, 2004